UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2025 (November 19, 2025)

Tredegar Corporation

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On November 19, 2025, John M. Steitz informed Tredegar Corporation (the “Company”) of his intention to retire as the Company’s President and Chief Executive Officer and from the Company’s Board of Directors (the “Board”), effective December 31, 2025.

On November 20, 2025, the Board elected Arijit (Bapi) DasGupta, who currently serves as the Company’s President, Surface Protection, as the Company’s President and Chief Executive Officer, effective January 1, 2026. Dr. DasGupta will serve in this role in addition to his current positions at the Company.

Dr. DasGupta, 68, joined the Company in 2007 and has led its PE Films business unit, serving as its President, since 2015. Dr. DasGupta previously held various leadership roles for the Company’s PE Films business. Prior to joining the Company, he held leadership positions at Johns Manville, Solutia and Monsanto.

In connection with Dr. DasGupta’s election as the Company’s President and Chief Executive Officer, the Board also elected Dr. DasGupta to the Board, effective January 1, 2026, to fill the vacancy created by Mr. Steitz’s retirement.

Chief Financial Officer Transition

As previously disclosed, D. Andrew Edwards, Executive Vice President and Chief Financial Officer of the Company, will retire effective December 31, 2025. On November 20, 2025, the Board elected Frasier W. Brickhouse, II, who currently serves as the Company’s Corporate Treasurer and Controller, as the Company’s Vice President and Chief Financial Officer, effective as of January 1, 2026. Mr. Brickhouse will serve in this role in addition to his current positions at the Company.

Mr. Brickhouse, 59, joined the Company in 1993 and was appointed Corporate Controller in 2009 and Treasurer in 2016. He previously served in various treasury, accounting and financial planning roles within the Company. Prior to joining the Company, Mr. Brickhouse spent five years in various positions of increasing responsibility with Coopers & Lybrand (predecessor to PricewaterhouseCoopers LLP).

There are no arrangements or understandings between Dr. DasGupta or Mr. Brickhouse and any other persons pursuant to which they were selected as an officer or director, as applicable, and neither has any family relationships with any of the Company’s directors or executive officers. Additionally, neither Dr. DasGupta nor Mr. Brickhouse has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Any compensation adjustments in connection with Dr. DasGupta’s or Mr. Brickhouse’s elections as the Company’s President and Chief Executive Officer and Vice President and Chief Financial Officer, respectively, have not been determined.

Item 7.01.	Regulation FD Disclosure.

On November 20, 2025, in connection with the matters disclosed in Item 5.02 of this Current Report on Form 8-K, the Company issued a press release, a copy of which is attached as Exhibit 99.1 and incorporated by reference in this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

 (d)  Exhibits.

99.1	Press Release issued on November 20, 2025.

104	Cover Page Interactive Data File (formatted in iXBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: November 20, 2025	By:	/s/ Kevin C. Donnelly
Kevin C. Donnelly
Executive Vice President, General Counsel and Corporate Secretary